Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-189748 on Form S-8 and in Registration Statement No. 333-199163 on Form S-1 of our report dated March 30, 2015, relating to the consolidated financial statements of Youngevity International, Inc. and Subsidiaries, included in this Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
March 30, 2015